Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of October 11, 2021, between Evofem Biosciences, Inc., a Delaware corporation (the “Company”), and Keystone Capital Partners, LLC, a Delaware limited liability company (including its successors and assigns, the “Purchaser”).
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:
ARTICLE I.
DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Series B-1 Preferred Certificate of Designation (as defined herein) or in the Series B-2 Preferred Certificate of Designation (as defined herein), as applicable, and (b) the following terms have the meanings set forth in this Section 1.1:
“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.
“Action” shall have the meaning ascribed to such term in Section 3.1(j).
“Additional Closing” means the closing of the purchase and sale of the Series B-2 Preferred Securities pursuant to Section 2.1(b).
“Additional Closing Date” means the tenth (10th) Trading Day immediately following the Initial Closing Date, on which the Additional Closing shall occur, at which time all conditions precedent to (i) the Purchaser’s obligations to pay the Series B-2 Preferred Subscription Price and (ii) the Company’s obligations to deliver the Series B-2 Preferred Stock, in each case, shall have been satisfied or waived.
“Additional Closing Statement” means the Additional Closing Statement in the form on Annex A-2 attached hereto.
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Certificate of Designation” means (i) with respect to the Series B-1 Preferred Stock, the Series B-1 Preferred Certificate of Designation and (ii) with respect to the Series B-2 Preferred Stock, the Series B-2 Preferred Certificate of Designation.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company Counsel” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with offices located at 3580 Carmel Mountain Road, Suite 300, San Diego, CA 92130.
“Conversion Shares” means, collectively, the Series B-1 Conversion Shares and the Series B-2 Conversion Shares.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date of this Agreement, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date of this Agreement.

“Dorsey & Whitney LLP” means Dorsey & Whitney LLP, with offices located at 51 West 52nd Street, New York, New York, 10019-6119.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.
“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” means the date of this Agreement.

“Exempt Issuance” shall have the meaning set forth in the Applicable Certificate of Designation.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“FDA” shall have the meaning ascribed to such term in Section 3.1(gg).
“FDCA” shall have the meaning ascribed to such term in Section 3.1(gg).
“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).
“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).
“Initial Closing” means the closing of the purchase and sale of the Series B-1 Preferred Securities pursuant to Section 2.1(a).
“Initial Closing Date” means such Trading Day after the Execution Date, but in no event later than the second (2nd) Trading Day next following the Execution Date, on which the Additional Closing shall occur, at which time all of the Transaction Documents shall have been executed and delivered by the applicable parties thereto, and all other conditions precedent to (i) the Purchaser’s obligations to pay the Series B-1 Preferred Subscription Price and (ii) the Company’s obligations to deliver the Series B-1 Preferred Stock, in each case, shall have been satisfied or waived.
“Initial Closing Statement” means the Initial Closing Statement in the form on Annex A-1 attached hereto.
“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).
“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).
“Nasdaq Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the issuance of (i) shares of Common Stock upon conversion of the Series B-1 Preferred Stock and (ii) shares of Common Stock upon conversion of the Series B-2 Preferred Stock, in the aggregate, in excess of 19.99% of the issued and outstanding Common Stock on the date of this Agreement, in each case ignoring any conversion limits set forth in the Series B-1 Preferred Certificate of Designation and any conversion limits set forth in the Series B-2 Preferred Certificate of Designation, respectively.
“Participation Maximum” shall have the meaning ascribed to such term in Section 4.12(a).
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(gg).
“Pre-Notice” shall have the meaning ascribed to such term in Section 4.12(b).
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the Company’s final base prospectus, dated August 5, 2021, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.
“Prospectus Supplement” means the prospectus supplement of the Company dated October 11, 2021 relating to the Securities, including the accompanying Prospectus, to be prepared and filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act, together with all documents and information incorporated therein by reference, and delivered, together with the accompanying Prospectus, by the Company to the Purchaser at the Initial Closing.
“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.
“Registration Statement” means the effective registration statement with the Commission file No. 333-258321 which registers the sale of the Securities, and certain other securities of the Company, as such Registration Statement has been or may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act.
“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).
“Required Minimum” means, as of any date, collectively, the sum of (i) the Series B-1 Preferred Required Minimum and (ii) the Series B-2 Preferred Required Minimum.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).
“Securities” means, collectively, the Series B-1 Preferred Securities and the Series B-2 Preferred Securities.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Series B-1 Preferred Certificate of Designation” means the Certificate of Designation of the Series B-1 Preferred Stock to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A-1 attached hereto.
“Series B-2 Preferred Certificate of Designation” means the Certificate of Designation of the Series B-2 Preferred Stock to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A-2 attached hereto.
“Series B-1 Preferred Conversion Price” shall have the meaning ascribed to such term in the Series B-1 Preferred Certificate of Designation.
“Series B-2 Preferred Conversion Price” shall have the meaning ascribed to such term in the Series B-2 Preferred Certificate of Designation.

“Series B-1 Preferred Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B-1 Preferred Stock in accordance with the terms of the Series B-1 Preferred Certificate of Designation.

“Series B-2 Preferred Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B-2 Preferred Stock in accordance with the terms of the Series B-2 Preferred Certificate of Designation.

“Series B-1 Preferred Required Minimum” means, as of any date, collectively, the maximum aggregate number of Series B-1 Preferred Underlying Shares then issued or potentially issuable in the future upon conversion in full of all outstanding shares of Series B-1 Preferred Stock, ignoring any conversion limits set forth in the Series B-1 Preferred Certificate of Designation, and assuming that any previously unconverted shares of Series B-1 Preferred Stock are held until the fourth (4th) anniversary of the Initial Closing Date.
“Series B-2 Preferred Required Minimum” means, as of any date, collectively, the maximum aggregate number of Series B-2 Preferred Underlying Shares then issued or potentially issuable in the future upon conversion in full of all outstanding shares of Series B-2 Preferred Stock, ignoring any conversion limits set forth in the Series B-2 Preferred Certificate of Designation, and assuming that any previously unconverted shares of Series B-2 Preferred Stock are held until the fourth (4th) anniversary of the Additional Closing Date.
“Series B-1 Preferred Securities” means the Series B-1 Preferred Stock and the Series B-1 Preferred Underlying Shares.
“Series B-2 Preferred Securities” means the Series B-2 Preferred Stock and the Series B-2 Preferred Underlying Shares.
“Series B-1 Preferred Stock” means the 5,000 shares of the Company’s Series B-1 Convertible Preferred Stock, having a par value of $0.0001 per share and a Stated Value equal to $1,000 per share, issued hereunder having the rights, preferences and privileges set forth in the Series B-1 Preferred Certificate of Designation.
“Series B-2 Preferred Stock” means the 5,000 shares of the Company’s Series B-2 Convertible Preferred Stock, having a par value of $0.0001 per share and a Stated Value equal to $1,000 per share, issued hereunder having the rights, preferences and privileges set forth in the Series B-2 Preferred Certificate of Designation.
“Series B-1 Preferred Subscription Price” means $5,000,000, representing the total aggregate gross purchase price to be paid by the Purchaser to the Company, by wire transfer of immediately available funds, for the shares of Series B-1 Preferred Stock to be purchased by the Purchaser on the Initial Closing Date hereunder.

“Series B-2 Preferred Subscription Price” means $5,000,000, representing the total aggregate gross purchase price to be paid by the Purchaser to the Company, by wire transfer of immediately available funds, for the shares of Series B-2 Preferred Stock to be purchased by the Purchaser on the Additional Closing Date hereunder.
“Series B-1 Preferred Underlying Shares” means, collectively, the shares of Common Stock issued and issuable upon conversion of the Series B-1 Preferred Stock in accordance with the terms of the Series B-1 Preferred Certificate of Designation.
“Series B-2 Preferred Underlying Shares” means, collectively, the shares of Common Stock issued and issuable upon conversion of the Series B-2 Preferred Stock in accordance with the terms of the Series B-2 Preferred Certificate of Designation.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).
“Stated Value” means, with respect to the Series B-1 Preferred Stock, $1,000 per share of Series B-1 Preferred Stock, and with respect to the Series B-2 Preferred Stock, $1,000 per share of Series B-2 Preferred Stock.
“Stockholder Approval” means such approval as may be required under the Delaware General Corporation Law, as amended, from the stockholders of the Company with respect to the amendment of the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock thereunder to an amount sufficient for the reserve of the greater of (i) the Required Minimum and (ii) 150% of the sum of (A) the number of shares of Common Stock then issuable upon conversion of the issued and outstanding shares of Series B-1 Preferred Stock, assuming a conversion price of $0.60 per share, and (B) the number of shares of Common Stock then issuable upon conversion of the issued and outstanding shares of Series B-2 Preferred Stock, assuming a conversion price of $0.60 per share.
“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).
“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12(b).
“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Total Subscription Price” means $10,000,000, representing the sum of (i) the Series B-1 Preferred Subscription Price and (ii) the Series B-2 Preferred Subscription Price.
“Trading Day” means a day on which the principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
“Transaction Documents” means this Agreement, the Series B-1 Preferred Certificate of Designation, the Series B-2 Preferred Certificate of Designation, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer Agent” means Philadelphia Stock Transfer, Inc., the current transfer agent of the Company, with a mailing address of 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003, and a facsimile number of (484) 416-3597, and any successor transfer agent of the Company.
“Underlying Shares” means, collectively, the Series B-1 Preferred Underlying Shares and the Series B-2 Preferred Underlying Shares.
“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).
ARTICLE II.
PURCHASE AND SALE
2.1    Closings.
(a)    Initial Closing. Upon the terms of this Agreement and subject to the conditions set forth in Sections 2.3(a) and 2.3(b) hereto, the Company agrees to sell, and the Purchaser agrees to purchase, 5,000 shares of Series B-1 Preferred Stock, having an aggregate Stated Value equal to $5,000,000, for the Series B-1 Preferred Subscription Price, on the Initial Closing Date. The Purchaser shall deliver to the Company, via wire transfer of immediately available funds equal to the Series B-1 Preferred Subscription Price, less the Legal Fee Reimbursement pursuant to Section 5.2, in accordance with the Company’s wire instructions provided pursuant to Section 2.2(a)(iv), and the Company shall deliver to the Purchaser 5,000 shares of Series B-1 Preferred Stock, and the Company and the Purchaser shall deliver the other items set forth in Sections 2.2(a) and

2.2(b), respectively, deliverable at the Initial Closing. Upon satisfaction of the covenants set forth in Sections 2.2(a) and 2.2(b) and the conditions set forth in Sections 2.3(a) and 2.3(b), the Initial Closing shall occur at the offices of Company Counsel, or such other location as the parties shall mutually agree. The Company covenants that, if the Purchaser delivers a Notice of Conversion (as defined in the Series B-1 Preferred Certificate of Designation) to convert any shares of Series B-1 Preferred Stock between the Execution Date and the Initial Closing Date, the Company shall deliver Series B-1 Preferred Conversion Shares to the Purchaser on the Initial Closing Date in connection with such Notice of Conversion to convert shares of Series B-1 Preferred Stock.
(b)    Additional Closing. Upon the terms of this Agreement and subject to the conditions set forth in Sections 2.3(c) and 2.3(d) hereto, the Company agrees to sell, and the Purchaser agrees to purchase, 5,000 shares of Series B-2 Preferred Stock, having an aggregate Stated Value equal to $5,000,000, for the Series B-2 Preferred Subscription Price, on the Additional Closing Date. The Purchaser shall deliver to the Company, via wire transfer of immediately available funds equal to the Series B-2 Preferred Subscription Price, in accordance with the Company’s wire instructions provided pursuant to Section 2.2(c)(iii), and the Company shall deliver to the Purchaser 5,000 shares of Series B-2 Preferred Stock, and the Company and the Purchaser shall deliver the other items set forth in Sections 2.2(c) and 2.2(d), respectively, deliverable at the Additional Closing. Upon satisfaction of the covenants set forth in Sections 2.2(c) and 2.2(d) and the conditions set forth in Sections 2.3(c) and 2.3(d), the Additional Closing shall occur at the offices of Company Counsel, or such other location as the parties shall mutually agree. The Company covenants that, if the Purchaser delivers a Notice of Conversion (as defined in the Series B-2 Preferred Certificate of Designation) to convert any shares of Series B-2 Preferred Stock between the second (2nd) Trading Day immediately prior to the Additional Closing Date and the Additional Closing Date, the Company shall deliver Series B-2 Preferred Conversion Shares to the Purchaser on the Additional Closing Date in connection with such Notice of Conversion to convert shares of Series B-2 Preferred Stock.
2.2    Deliveries.
(a)    On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i)    this Agreement duly executed by the Company;
(ii)    a legal opinion of Company Counsel, dated the Initial Closing Date, substantially in the form of Exhibit B-1 attached hereto;
(iii)    book entry evidence of 5,000 shares of Series B-1 Preferred Stock, registered in the name of the Purchaser and evidence of the filing and acceptance of each of the Series B-1 Preferred Certificate of Designation and the Series B-2 Preferred Certificate of Designation from the Secretary of State of Delaware;
(iv)    the Company’s wire instructions for wire transfer of the Series B-1 Preferred Subscription Price, less the Legal Fee Reimbursement pursuant to Section 5.2, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;
(v)    the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act); and
(b)    On or prior to the Initial Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:
(i)    this Agreement duly executed by the Purchaser; and
(ii)    the Series B-1 Preferred Subscription Price, less the Legal Fee Reimbursement pursuant to Section 5.2, by wire transfer to the account specified in writing by the Company in the Company’s wire instructions provided pursuant to Section 2.2(a)(iv).
(c)    On or prior to the Additional Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i)    a legal opinion of Company Counsel, dated the Additional Closing Date, substantially in the form of Exhibit B-2 attached hereto;
(ii)    book entry evidence of 5,000 shares of Series B-2 Preferred Stock, registered in the name of the Purchaser;
(iii)    the Company’s wire instructions for wire transfer of the Series B-2 Preferred Subscription Price on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer; and
(d)    On or prior to the Additional Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the Series B-2 Preferred Subscription Price, by wire transfer to the account specified in writing by the Company in the Company’s wire instructions provided pursuant to Section 2.2(c)(iii).
2.3    Closing Conditions.
(a)    The obligations of the Company hereunder in connection with the Initial Closing are subject to the following conditions being met:

(i)    the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Execution Date and on the Initial Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)    all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Initial Closing Date shall have been performed; and
(iii)    the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.
(b)    The obligations of the Purchaser hereunder in connection with the Initial Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Execution Date and on the Initial Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)    all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing Date shall have been performed;
(iii)    the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;
(iv)    there shall have been no Material Adverse Effect with respect to the Company between the Execution Date and the Initial Closing Date; and
(v)    from the Execution Date to the Initial Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Initial Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Series B-1 Preferred Securities at the Initial Closing.

(c)    The obligations of the Company hereunder in connection with the Additional Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Execution Date and on the Additional Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)    all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Additional Closing Date shall have been performed; and
(iii)    the delivery by the Purchaser of the items set forth in Section 2.2(d) of this Agreement.
(d)    The obligations of the Purchaser hereunder in connection with the Additional Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Execution Date and on the Additional Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)    all obligations, covenants and agreements of the Company required to be performed at or prior to the Additional Closing Date shall have been performed;
(iii)    the delivery by the Company of the items set forth in Section 2.2(d) of this Agreement;
(iv)    there shall have been no Material Adverse Effect with respect to the Company between the Execution Date and the Additional Closing Date; and
(v)    from the Execution Date to the Additional Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Additional Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Series B-2 Preferred Securities at the Additional Closing.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:
(a)    Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.
(b)    Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(d)    No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
(e)    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, together with the accompanying Prospectus, pursuant to Rule 424(b) under the Securities Act, (iii) the notice and/or application to the Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iv) such filings as are required to be made under applicable state securities laws and (v) the Stockholder Approval (collectively, the “Required Approvals”).
(f)    Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Series B-1 Preferred Underlying Shares, when issued upon conversion of the Series B-1 Preferred Stock in accordance with the terms of the Series B-1 Preferred Certificate of Designation, and the Series B-2 Preferred Underlying Shares, when issued upon conversion of the Series B-2 Preferred Stock in accordance with the terms of the Series B-2 Preferred Certificate of Designation, in each case will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on August 5, 2021 (the “Effective Date”), including a preliminary form of the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company shall file the Prospectus Supplement, together with the accompanying Prospectus, with the Commission pursuant to Rule 424(b)(5) under the Securities Act. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company meets all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Securities contemplated by this Agreement, without reliance on General Instruction I.B.6. of Form S-3.
(g)    Capitalization. The capitalization of the Company as of the Execution Date is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
(h)    SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
(i)    Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Transaction Documents, as applicable, or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.
(j)    Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
(k)    Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(l)    Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.
(m)    Environmental Laws.    The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(n)    Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
(o)    Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.
(p)    Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(q)    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Total Subscription Price. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
(r)    Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and,

to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.
(s)    Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, as of the Initial Closing Date and as of the Additional Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)    Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.
(u)    Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of the Total Subscription Price, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
(v)    Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.
(w)    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
(x)    Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(y)    Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
(z)    No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.
(aa)    Solvency. Based on the consolidated financial condition of the Company as of (x) the Initial Closing Date, after giving effect to the receipt by the Company of the Series B-1 Preferred Subscription Price and (y) the Additional Closing Date, after giving effect to the receipt by the Company of the Total Subscription Price hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Additional Closing Date. Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.
(bb)    Tax Status.      Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.
(cc)    Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(dd)    Accountants. The Company’s accounting firm is set forth on Schedule 3.1(dd) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2021.
(ee)    Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(ff)    Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
(gg)    FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the

FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.
(hh)    Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.
(ii)    Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
(jj)    U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company shall so certify upon Purchaser’s request.
(kk)    Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal

Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(ll)    Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.
(mm)    ERISA. The Company has made all required contributions and has no liability to each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and has made all required contributions and has no liability to each other material bonus, commission, severance, equity, phantom equity, change in control, retention bonus, deferred compensation, paid time off, health and welfare, and/or fringe benefit plan, program, agreement, or arrangement sponsored, maintained, or contributed to by the Company, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan. There is no action, claim, suit, proceeding, demand, investigation, or audit pending, or to the Company’s Knowledge, threatened, with respect to any employee benefit plan described in the immediately preceding sentence (except for routine claims for benefits) or that relates to the Company’s employment practices. The Company and its Affiliates do not maintain, sponsor, or contribute to any “multiemployer plan,” as defined in Section 3(37) of ERISA, any “multiple employer plan” as defined in Section 413 of the Code, any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, any “defined benefit pension plan” as defined in Section 3(35) of ERISA, or any plan that provides medical insurance or life insurance benefits to terminated employees or retirees other than as required under Section 4980B of the Code.
(nn)    Information Technology; Compliance with Data Privacy Laws. (i)(x) To the knowledge of Company, there has been no security breach or other compromise of any Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.
(oo)    Shell Company Status. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.
3.2    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:
(a)    Organization; Authority. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full right, limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by the this Agreement have been duly authorized by all necessary limited liability company action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b)    Understandings or Arrangements. The Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.
(c)    Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any shares of Preferred Stock it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.
(d)    Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
(e)    Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
(f)    No Prior Short Sales. At no time prior to the date of this Agreement has the Purchaser, or any of its agents, representatives or Affiliates, engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) Short Sale of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
4.1    Underlying Shares. (i) The Series B-1 Preferred Underlying Shares that are issuable upon conversion of the Series B-1 Preferred Stock shall, upon conversion in accordance with the Series B-1 Preferred Certificate of Designation and the form of Notice of Conversion included therein and (ii) the Series B-2 Preferred Underlying Shares that are issuable upon conversion of the Series B-2 Preferred Stock shall, upon conversion in accordance with the Series B-2 Preferred Certificate of Designation and the form of Notice of Conversion included therein, in each case shall be (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Purchaser (or other Person then holding such Series B-1 Preferred Stock or Series B-2 Preferred Stock, as applicable) effecting such conversion, or its designee, to the Purchaser’s (or other Person’s) or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function.
4.2    Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Series B-1 Preferred Underlying Shares that are issuable upon conversion of the Series B-1 Preferred Stock pursuant to the Series B-1 Preferred Certificate of Designation, and its obligation to issue the Series B-2 Preferred Underlying Shares that are issuable upon conversion of the Series B-2 Preferred Stock pursuant to the Series B-2 Preferred Certificate of Designation, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.
4.3    Furnishing of Information; Public Information. Until the earliest of the time that (i) no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, even if the Company is not then subject to the reporting requirements of the Exchange Act.
4.4    Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Trading Market such that it would require stockholder approval prior to the closing of such other transaction, unless stockholder approval is obtained in accordance with the applicable rules of the Trading Market before the closing of such subsequent transaction.

4.5    Conversion and Exercise Procedures. The form of Notice of Conversion included in the Series B-1 Preferred Certificate of Designation sets forth the totality of the procedures required of the Purchaser in order to convert the Series B-1 Preferred Stock, and the form of Notice of Conversion included in the Series B-2 Preferred Certificate of Designation sets forth the totality of the procedures required of the Purchaser in order to convert the Series B-2 Preferred Stock. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the shares of Series B-1 Preferred Stock and the shares of Series B-2 Preferred Stock. No additional legal opinion, book-entry statement, other information or instructions shall be required of the Purchaser to convert its shares of Series B-1 Preferred Stock and its shares of Series B-2 Preferred Stock. The Company shall honor (i) conversions of the Series B-1 Preferred Stock and shall deliver the Series B-1 Preferred Underlying Shares in accordance with the terms, conditions and time periods set forth in the Series B-1 Preferred Certificate of Designation, and (ii) conversions of the Series B-2 Preferred Stock and shall deliver the Series B-2 Preferred Underlying Shares in accordance with the terms, conditions and time periods set forth in the Series B-2 Preferred Certificate of Designation.
4.6    Securities Laws Disclosure; Publicity. The Company shall, at or prior to the Disclosure Time, file with the Commission a Current Report on Form 8K disclosing the material terms of the transactions contemplated by the Transaction Documents (but without disclosing the name of the Purchaser therein), and attaching as exhibits thereto a form of this Agreement, a copy of the Series B-1 Preferred Certificate of Designation and a copy of the Series B-2 Preferred Certificate of Designation, in each case as filed with the Secretary of State of the State of Delaware, and any press release issued by the Company disclosing the Company’s execution of this Agreement on the Execution Date and the material terms of the transactions contemplated by the Transaction Documents (the “Current Report”). The Company further agrees that it shall, at or prior to the Disclosure Time, file with the Commission the Prospectus Supplement, together with the Prospectus, pursuant to Rule 424(b)(5) under the Securities Act, which Prospectus Supplement shall specifically relate to the Securities and shall describe the material terms and conditions of the Transaction Documents, contain information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclose all information relating to the Securities and the transactions contemplated by the Transaction Documents required to be disclosed in the Registration Statement and the Prospectus Supplement (together with the accompanying Prospectus), as of the date of the Prospectus Supplement. From and after the filing of the Current Report with the Commission, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report with the Commission, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of their Affiliates on the other hand, shall terminate. The Company shall provide the Purchaser with an opportunity to review and comment upon the final pre-filing draft versions of the Current Report and the Prospectus Supplement within a reasonable time prior to their filing with the Commission, and the Company shall give reasonable consideration to all such comments. The Purchaser shall use its reasonable best efforts to comment upon the final pre-filing draft versions of the Current Report and the Prospectus Supplement within a reasonable time after the Purchaser receives them from the Company. The Purchaser shall furnish to the Company such information regarding itself, the Securities beneficially owned by it and the intended method of distribution thereof, including any arrangement between the Purchaser and any other Person relating to the sale or distribution of the Securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Prospectus Supplement with the Commission. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission (including the Current Report and the exhibits thereto) or any regulatory agency or the Trading Market, without the prior written consent of the Purchaser, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).
4.7    Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in each case by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.
4.8    Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, and except with respect to any Subsequent Financing Notice provided pursuant to Section 4.12, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to Company, any of its

Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document (other than any Subsequent Financing Notice provided pursuant to Section 4.12) constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
4.9    Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder as set forth in the Prospectus Supplement and shall not use any such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents, (c) the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.
4.10    Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any violation of applicable U.S. federal or state securities laws, or applicable rules of the Trading Market, by the Company or any of its Affiliates, officers, directors or employees in connection with the transactions contemplated by the Transaction Documents, (c) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus Supplement (taken together with the accompanying Prospectus), or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (e) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless (i) with respect to clause (c) and (d) above, such loss, liability, obligation, claim, damage, cost or expense results solely from any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser Party expressly for use in the Prospectus Supplement, or (ii) with respect to clause (e) above, such action is based solely upon (x) any violation by the Purchaser Party of applicable U.S. federal or state securities laws in connection with the transactions contemplated by this Agreement, or (y) any conduct by the Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.
4.11    Reservation and Listing of Underlying Shares.
(a)    As of the Execution Date, the Company has reserved, and as of the Initial Closing Date shall have continued to reserve, out of its duly authorized and unissued Common Stock, a total of 25,000,000 shares of Common Stock, which number of reserved shares of Common Stock are sufficient, as of the Initial Closing Date, for the Company to issue the maximum aggregate number of Underlying Shares upon conversion in full of (i) all of the shares of Series B-1 Preferred Stock in accordance with the Series B-1 Preferred Certificate of Designation, ignoring any conversion limits set forth in the Series B-1 Preferred Certificate of Designation and (ii) all of the shares of Series B-2 Preferred Stock in accordance with the Series B-2 Preferred Certificate of

Designation, ignoring any conversion limits set forth in the Series B-2 Preferred Certificate of Designation.
(b)    The Board of Directors shall, as necessary, use reasonable best efforts to amend the Company’s Certificate of Incorporation to increase the number of authorized but unissued shares of Common Stock as described in the Stockholder Approval, as soon as possible after the Initial Closing Date, and in any event not later than the 90th calendar day immediately following the Initial Closing Date. In connection therewith, the Company shall hold a special meeting of its stockholders (the “Stockholder Meeting”) on or prior to the 85th calendar day immediately following the Initial Closing Date for the purpose of obtaining the Stockholder Approval, with the recommendation of the Company’s Board of Directors that the Company’s stockholders entitled to vote at the Stockholder Meeting vote to approve the Stockholder Approval, and the Company shall solicit proxies from all stockholders of the Company entitled to vote on such proposal at such special meeting in the same manner as all other management proposals in such proxy statement, as applicable, and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain the Stockholder Approval at the Stockholder Meeting. If the Company does not obtain the Stockholder Approval at the first Stockholder Meeting, the Company shall convene a special meeting (or annual meeting) of the Company’s stockholders every three (3) months thereafter to seek the Stockholder Approval until the earlier of (i) the date on which the Stockholder Approval is obtained and (ii) the date on which no shares of Series B-1 Preferred Stock and no shares of Series B-2 Preferred Stock remain outstanding.
(c)    From and after the date the Stockholder Approval is obtained and for so long as (i) any shares of Series B-1 Preferred Stock remain outstanding, the Company shall maintain, out of its duly authorized but unissued (and otherwise unreserved) shares of Common Stock, a reserve of a number of shares of Common Stock equal to the Series B-1 Preferred Required Minimum solely for issuance of Series B-1 Preferred Underlying Shares upon conversion in full of all of the then outstanding shares Series B-1 Preferred Stock in accordance with the Series B-1 Preferred Certificate of Designation, and (ii) any shares of Series B-2 Preferred Stock remain outstanding, the Company shall maintain, out of its duly authorized but unissued (and otherwise unreserved) shares of Common Stock, a reserve of a number of shares of Common Stock equal to the Series B-2 Preferred Required Minimum solely for issuance of Series B-2 Preferred Underlying Shares upon conversion in full of all of the then outstanding shares Series B-2 Preferred Stock in accordance with the Series B-2 Preferred Certificate of Designation.
(d)    If, on any date after the Stockholder Approval is obtained, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use reasonable best efforts to further amend the Company’s Certificate of Incorporation, as soon as possible and in any event not later than the 75th day after such date, to increase the number of authorized but unissued shares of Common Stock to a number of shares that is sufficient to enable the Company to maintain, out of its duly authorized but unissued (and otherwise unreserved) shares of Common Stock, a reserve of a number of shares of Common Stock equal to the Required Minimum as of such time, solely for issuance of (i) the Series B-1 Preferred Underlying Shares upon conversion in full of all of the then outstanding shares Series B-1 Preferred Stock in accordance with the Series B-1 Preferred Certificate of Designation and (ii) the Series B-2 Preferred Underlying Shares upon conversion in full of all of the then outstanding shares Series B-2 Preferred Stock in accordance with the Series B-2 Preferred Certificate of Designation, in each case as applicable. In connection therewith, the Company shall hold one or more special meetings (or annual meeting) of its stockholders at the earliest practical date after such date for the purpose of obtaining the Stockholder Approval required therefor, and the Company shall take the same actions referred to in Section 11(b) above, mutatis mutandis, in connection therewith.
(e)    The Company shall, if and to the extent required under the applicable rules of the principal Trading Market: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through DTC or another established clearing corporation, including, without limitation, by timely payment of fees to DTC or such other established clearing corporation in connection with such electronic transfer.
(f)    From and after the date hereof and until February 1, 2022, the Company shall not amend the Certificate of Incorporation to effect a reverse stock split of the Common Stock.
4.12    Participation in Future Financing.
(a)    From and after the Execution Date until the date that is the 180th day immediately following the Additional Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents, Indebtedness or a combination of units thereof for cash consideration (a “Subsequent Financing”), the Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)    At least three (3) Trading Days immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), on the Trading Day immediately prior to such holiday or weekend), the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Purchaser, and only upon a request by the Purchaser, for a Subsequent Financing Notice, the Company shall, between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the second (2nd) Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately after such Trading Day immediately prior to such holiday or weekend), deliver a Subsequent Financing Notice to the Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto and transaction documents relating thereto as an attachments.
(c)    If the Purchaser desires to participate in such Subsequent Financing, the Purchaser must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to the Purchaser (the “Notice Termination Time”) that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Purchaser as of such Notice Termination Time, the Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.
(d)    If, by the Notice Termination Time, the notification by the Purchaser of its willingness to participate in the Subsequent Financing (or to cause their designees to participate) is less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.
(e)    If, by the Notice Termination Time, the Company receives a response to a Subsequent Financing Notice from the Purchaser seeking to purchase more than the

Participation Maximum, the Purchaser shall have the right to purchase the Participation Maximum in the Subsequent Financing.
(f)    The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4.12, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.
(g)    The Company and the Purchaser agree that, if the Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, require the Purchaser to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Purchaser. In addition, the Company and the Purchaser agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.
(h)    Notwithstanding anything to the contrary in this Section 4.12 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.
(i)    Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an (i) Exempt Issuance, or (ii) “at-the-market offering” under Rule 415(a)(4) under the Securities Act by the Company exclusively through a registered broker-dealer acting as agent of the Company.

4.13    Subsequent Equity Sales.
(a)    From the Execution Date until the date that is the 60th day immediately following the Additional Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents other than an Exempt Issuance.
(b)    From the Execution Date until the date that is the 180th day immediately following the Additional Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement whereby the Company may issue securities at a future determined price. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.
(c)    Unless the Company has obtained the Nasdaq Stockholder Approval and such approval is deemed effective, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of (i) the Series B-1 Preferred Conversion Price to the extent the holders of Series B-1 Preferred Stock would not be permitted, pursuant to Section 6(e) of the Series B-1 Preferred Certificate of Designation, to convert their respective outstanding shares of Series B-1 Preferred Stock in full, ignoring for such purposes the other conversion limitations in the Series B-1 Preferred Certificate of Designation or (ii) the Series B-2 Preferred Conversion Price to the extent the holders of Series B-2 Preferred Stock would not be permitted, pursuant to Section 6(e) of the Series B-2 Preferred Certificate of Designation, to convert their respective outstanding shares of Series B-2 Preferred Stock in full, ignoring for such purposes the other conversion limitations in the Series B-2 Preferred Certificate of Designation. The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(d)    Notwithstanding the foregoing, neither subsection (a) nor subsection (b) of this Section 4.13 shall apply in respect of (i) an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance, or (ii) an “equity line of credit” transaction with the Purchaser.
4.14    Reserved.
4.15    Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any of its Affiliates acting on its behalf or pursuant to any understanding with it, shall, at any time from and after the Execution Date until such time that the Purchaser no longer owns any Securities, enter into or effect in any manner whatsoever, directly or indirectly, any (i) Short Sale of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Current Report as described in Section 4.6, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that, except as expressly set forth in the first sentence of this Section 4.15, (i) the Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Current Report as described in Section 4.6, (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable federal and state securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Current Report as described in Section 4.6 and (iii) the Purchaser shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company after the filing of the Current Report with the Commission as described in Section 4.6.
4.16    Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the offer and sale of the Securities to the Purchaser under the Transaction Documents and (ii) any subsequent resale of all Securities by the Purchaser, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Purchaser from time to time, and shall provide evidence of any such action so taken to the Purchaser.
4.17    Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under any of the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the shares of Series B-1 Preferred Stock and the shares of Series B-2 Preferred Stock to the Purchaser in accordance with the terms of this Agreement, or to deliver the Series B-1 Preferred Underlying Shares upon conversion of the Series B-1 Preferred Stock in accordance with the terms of the Series B-1 Preferred Certificate of Designation, or to deliver the Series B-2 Preferred Underlying Shares upon conversion of the Series B-2 Preferred Stock in accordance with the terms of the Series B-2 Preferred Certificate of Designation.
ARTICLE V.
MISCELLANEOUS
5.1    Termination.  This Agreement may be terminated by the Purchaser by written notice to the Company, if the Initial Closing has not been consummated on or before the fifth (5th) Trading Day following the Execution Date; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party.
5.2    Fees and Expenses. At the Initial Closing, the Company has agreed to reimburse the Purchaser up to $100,000 (the “Legal Fee Reimbursement”) for its legal fees and expenses. Accordingly, in lieu of the foregoing payment by the Company to the Purchaser, the Series B-1 Preferred Subscription Price that the Investor is to pay at the Initial Closing for the Series B-1 Securities it is purchasing under this Agreement shall be reduced by the Legal Fee Reimbursement Amount. The Company shall deliver to the Purchaser, (i) prior to the Initial Closing, a completed and executed copy of the Initial Closing Statement, the form of which is attached hereto as Annex A-1 and (ii) prior to the Additional Closing, a completed and executed copy of the Additional Closing Statement, the form of which is attached hereto as Annex A-2. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any Notice of Conversion delivered by the Purchaser in respect of any shares of Series B-1 Preferred Stock or any shares of Series B-2 Preferred Stock), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.
5.3    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and the Prospectus Supplement (together with the accompanying Prospectus), contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
5.4    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day,

(b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.
5.5    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchaser, any subsequent holder of shares of Series B-1 Preferred Stock and/or shares of Series B-2 Preferred Stock and the Company.
5.6    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
5.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any shares of Series B-1 Preferred Stock and/or shares of Series B-2 Preferred Stock, provided that such transferee agrees in writing to be bound, with respect to the transferred Series B-1 Preferred Securities and/or Series B-2 Preferred Securities, as applicable, by the provisions of the Transaction Documents, as applicable, that apply to the “Purchaser.”
5.8    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.
5.9    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.
5.10    Survival. The representations and warranties contained herein shall survive the Execution Date, the Initial Closing Date, the Additional Closing Date and the delivery of the Securities.
5.11    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or by e-mail delivery of a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email “.pdf” signature page were an original thereof.
5.12    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
5.13    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
5.14    Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.
5.15    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.
5.16    Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
5.17    Reserved.

5.18    Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.
5.19    Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
5.20    Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
5.21    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, EACH OF THE PARTIES KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EVOFEM BIOSCIENCES, INC.	Address for Notice: 12400 High Bluff Drive, Suite 600 San Diego, CA 92130
By:/s/ Justin J. File_____________________________
     Name: Justin J. File
     Title: Chief Financial Officer

With a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
3580 Carmel Mountain Road, Suite 300
San Diego, CA 92130
Attention: Adam Lenain, Esq. and
                 Melanie R. Levy, Esq.
Fax: 858-314-1501
Email: aclenain@mintz.com
            mrlevy@mintz.com
E-mail: jfile@evofem.com

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KEYSTONE CAPITAL PARTNERS, LLC By: Ranz Group, LLC, its Managing Member	Address for Notice: 139 Fulton Street, Suite 412 New York, NY 10038 Attention: Fredric G. Zaino
By:/s/Fredric G. Zaino
     Name: Fredric G. Zaino
     Title: Managing Member

With a copy to (which shall not constitute notice):

Dorsey & Whitney LLP
51 West 52nd Street
New York, NY 10019-6119
Attention: Anthony J. Marsico, Esq.

Fax: (212) 953-7201
Telephone: (212) 415-9214
Email: marsico.anthony@dorsey.com
Telephone: (646) 349-0916 E-mail: fz@keystone-cp.com

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EXHIBIT A-1

FORM OF SERIES B-1 PREFERRED CERTIFICATE OF DESIGNATION

EXHIBIT A-2

FORM OF SERIES B-2 PREFERRED CERTIFICATE OF DESIGNATION

EXHIBIT B-1

FORM OF COMPANY COUNSEL OPINIONS TO BE DELIVERED AT INITIAL CLOSING

EXHIBIT B-2

FORM OF COMPANY COUNSEL OPINIONS TO BE DELIVERED AT ADDITIONAL CLOSING